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                                                               EXHIBIT (j)(3)(i)


                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated May 5, 2000, relating to the financial statements and financial highlights of Van Kampen High Yield Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
July 24, 2000